CWABS Asset-Backed Certificates Trust 2006-26
Issuing Entity

Final Term Sheet

$1,167,600,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED DECEMBER 28, 2006

Distributions payable monthly beginning January 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$449,571,000	100.00000%	0.10417%	99.89583%	M-4	$19,200,000	100.00000%	0.83333%	99.16667%
2-A-1	$218,331,000	100.00000%	0.05183%	99.94817%	M-5	$15,600,000	100.00000%	1.12500%	98.87500%
2-A-2	$76,956,000	100.00000%	0.10417%	99.89583%	M-6	$12,000,000	100.00000%	1.50000%	98.50000%
2-A-3	$164,548,000	100.00000%	0.10417%	99.89583%	M-7	$15,000,000	100.00000%	1.58333%	98.41667%
2-A-4	$64,394,000	100.00000%	0.15583%	99.84417%	M-8	$7,800,000	100.00000%	1.66667%	98.33333%
M-1	$49,200,000	100.00000%	0.41667%	99.58333%	M-9	$12,000,000	94.03921%	2.08333%	91.95588%
M-2	$48,600,000	100.00000%	0.58333%	99.41667%	A-R	$100	(3)	(3)	(3)
M-3	$14,400,000	100.00000%	0.75000%	99.25000%
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(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,179,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-26, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about December 29, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) February 12, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the March 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of December 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,055,403,484.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$488,178,169
Weighted Average Mortgage Rate	8.263%
Range of Mortgage Rates	4.750% to 13.625%
Average Current Principal Balance	$182,565
Range of Current Principal Balances	$42,600 to $625,500
Weighted Average Original Loan-to-Value Ratio	80.25%
Weighted Average Original Term to Maturity	385 months
Weighted Average Credit Bureau Risk Score	596 points
Weighted Average Remaining Term to Stated Maturity	385 months
Weighted Average Gross Margin*	6.581%
Weighted Average Maximum Mortgage Rate*	15.111%
Weighted Average Minimum Mortgage Rate*	8.231%
Percentage Originated under Full Doc Program	67.21%
Geographic Concentrations in excess of 10%:
California	15.91%
Florida	10.93%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$567,225,315
Weighted Average Mortgage Rate	8.018%
Range of Mortgage Rates	3.500% to 13.750%
Average Current Principal Balance	$227,527
Range of Current Principal Balances	$25,000 to $1,000,000
Weighted Average Original Loan-to-Value Ratio	79.58%
Weighted Average Original Term to Maturity	377 months
Weighted Average Credit Bureau Risk Score	623 points
Weighted Average Remaining Term to Stated Maturity	377 months
Weighted Average Gross Margin*	5.897%
Weighted Average Maximum Mortgage Rate*	14.762%
Weighted Average Minimum Mortgage Rate*	7.413%
Percentage Originated under Full Doc Program	51.37%
Geographic Concentrations in excess of 10%:
California	30.82%
Florida	15.68%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$449,571,000	Senior/Adjustable Rate	August 2035	Aaa	AAA
2-A-1	$218,331,000	Senior/Adjustable Rate	February 2028	Aaa	AAA
2-A-2	$76,956,000	Senior/Adjustable Rate	November 2029	Aaa	AAA
2-A-3	$164,548,000	Senior/Adjustable Rate	January 2034	Aaa	AAA
2-A-4	$64,394,000	Senior/Adjustable Rate	August 2035	Aaa	AAA
M-1	$49,200,000	Subordinate/Adjustable Rate	February 2036	Aa1	AA+
M-2	$48,600,000	Subordinate/Adjustable Rate	September 2036	Aa2	AA
M-3	$14,400,000	Subordinate/Adjustable Rate	October 2036	Aa3	AA-
M-4	$19,200,000	Subordinate/Adjustable Rate	December 2036	A1	A+
M-5	$15,600,000	Subordinate/Adjustable Rate	March 2037	A2	A
M-6	$12,000,000	Subordinate/Adjustable Rate	April 2037	A3	A-
M-7	$15,000,000	Subordinate/Adjustable Rate	May 2037	Baa1	BBB+
M-8	$7,800,000	Subordinate/Adjustable Rate	June 2037	Baa1	BBB
M-9	$12,000,000	Subordinate/Adjustable Rate	June 2037	Baa2	BBB-
A-R	$100	Senior/REMIC Residual	January 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$11,400,000	Subordinate/Adjustable Rate	June 2037	Ba1	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.080% (1)	LIBOR + 0.160% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.130% (1)	LIBOR + 0.260% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.410% (1)	LIBOR + 0.615% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.900% (1)	LIBOR + 1.350% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.700% (1)	LIBOR + 2.550% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the March 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in January 2017 and ending on the distribution date in December 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in December 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the January 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.30% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i) to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

•
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 25.55% and 32.73% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 10.75% and 11.01% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 14.81% and 21.73% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 17.36% and 17.46% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $21,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.12% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 25.55% and 32.73% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 17.36% and 17.46% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty Mortgage Indemnity Company or “United Guaranty” (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 10.75% and 11.01% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 9.11% and 7.79% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 14.81% and 21.73% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 8.25% and 9.67% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4698% per annum before the respective initial Adjustment Dates (if any) and is 0.4849% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-26 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in January 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.253% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.027% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.080%	0.160%
Class 2-A-2	0.130%	0.260%
Class 2-A-3	0.170%	0.340%
Class 2-A-4	0.220%	0.440%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.390%	0.585%
Class M-5	0.410%	0.615%
Class M-6	0.470%	0.705%
Class M-7	0.900%	1.350%
Class M-8	1.700%	2.550%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of January 2007, February 2007 and March 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.30% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.30% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 81.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

January 2009 — December 2009	1.10% with respect to January 2009, plus an additional 1/12th of 1.45% for each month thereafter through December 2009
January 2010 — December 2010	2.55% with respect to January 2010, plus an additional 1/12th of 1.50% for each month thereafter through December 2010
January 2011 — December 2011	4.05% with respect to January 2011, plus an additional 1/12th of 1.20% for each month thereafter through December 2011
January 2012 — December 2012	5.25% with respect to January 2012, plus an additional 1/12th of 0.75% for each month thereafter through December 2012
January 2013— December 2013	6.00% with respect to January 2013, plus an additional 1/12th of 0.05% for each month thereafter through December 2013
January 2014 and thereafter	6.05%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.40%
M-1	54.19%
M-2	74.70%
M-3	84.13%
M-4	101.17%
M-5	121.10%
M-6	142.72%
M-7	183.73%
M-8	216.01%
M-9	296.01%
B	456.71%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in January 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.75%	29.50%
Class M-2	10.70%	21.40%
Class M-3	9.50%	19.00%
Class M-4	7.90%	15.80%
Class M-5	6.60%	13.20%
Class M-6	5.60%	11.20%
Class M-7	4.35%	8.70%
Class M-8	3.70%	7.40%
Class M-9	2.70%	5.40%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of January 2007, February 2007 and March 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as described under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4698% per annum before the respective initial Adjustment Dates (if any) and is 0.4849% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.253% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.027% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $21,000,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.12% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
January 2007	1,160,400,000
February 2007	1,153,923,253
March 2007	1,146,163,842
April 2007	1,137,023,829
May 2007	1,126,510,578
June 2007	1,114,636,425
July 2007	1,101,503,866
August 2007	1,087,470,567
September 2007	1,072,244,655
October 2007	1,055,863,639
November 2007	1,038,349,494
December 2007	1,020,661,749
January 2008	795,676,771
February 2008	779,835,680
March 2008	763,619,910
April 2008	747,061,263
May 2008	730,176,993
June 2008	712,995,219
July 2008	688,187,130
August 2008	671,758,108
September 2008	655,644,706
October 2008	639,836,991
November 2008	624,324,737
December 2008	609,083,018
January 2009	512,936,250
February 2009	500,420,611
March 2009	488,217,258
April 2009	476,311,297
May 2009	464,695,643
June 2009	453,362,267
July 2009	427,822,335
August 2009	417,300,475
September 2009	407,027,046
October 2009	396,993,729
November 2009	387,194,287
December 2009	377,621,403
January 2010	183,785,895
February 2010	181,016,419
March 2010	178,373,886
April 2010	175,330,052
May 2010	172,498,391
June 2010	169,723,490
July 2010	167,056,950
August 2010	164,375,078
September 2010	161,797,586
October 2010	159,433,201
November 2010	156,925,987
December 2010	154,616,453
January 2011	152,150,337
February 2011	150,160,528
March 2011	148,218,865
April 2011	145,937,400
May 2011	143,768,698
June 2011	141,611,936
July 2011	139,562,258
August 2011	137,534,935
September 2011	135,619,958
October 2011	133,892,208
November 2011	132,101,549
December 2011	130,316,617
January 2012	127,325,343
February 2012	125,130,001
March 2012	123,145,343
April 2012	120,997,288
May 2012	119,125,060
June 2012	117,019,414
July 2012	115,123,046
August 2012	113,334,796
September 2012	111,611,057
October 2012	110,023,163
November 2012	108,345,665
December 2012	106,800,235

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of Lehman Brothers Holdings Inc. which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Lehman Brothers Holdings Inc. (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent (such consent not to be unreasonably withheld) of the Swap Counterparty,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap Guarantor in respect of their respective obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in January 2017 up to and including the Distribution Date in December 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule
Month of Distribution Date	40-Year Target ($)
January 2017	42,358,458
February 2017	41,771,955
March 2017	41,193,430
April 2017	40,622,773
May 2017	40,059,879
June 2017	39,504,644
July 2017	38,956,962
August 2017	38,416,733
September 2017	37,883,856
October 2017	37,358,230
November 2017	36,839,759
December 2017	36,328,345
January 2018	35,823,893
February 2018	35,326,309
March 2018	34,835,500
April 2018	34,351,374
May 2018	33,873,841
June 2018	33,402,812
July 2018	32,938,199
August 2018	32,479,915
September 2018	32,027,874
October 2018	31,581,993
November 2018	31,142,187
December 2018	30,708,375
January 2019	30,280,475
February 2019	29,858,408
March 2019	29,442,094
April 2019	29,031,457
May 2019	28,626,418
June 2019	28,226,902
July 2019	27,832,835
August 2019	27,444,143
September 2019	27,060,753
October 2019	26,682,593
November 2019	26,309,593
December 2019	25,941,682
January 2020	25,578,793
February 2020	25,220,856
March 2020	24,867,805
April 2020	24,519,574
May 2020	24,176,097
June 2020	23,837,310
July 2020	23,503,150
August 2020	23,173,554
September 2020	22,848,460
October 2020	22,527,808
November 2020	22,211,536
December 2020	21,899,586
January 2021	21,591,900
February 2021	21,288,419
March 2021	20,989,087
April 2021	20,693,847
May 2021	20,402,644
June 2021	20,115,423
July 2021	19,832,131
August 2021	19,552,714
September 2021	19,277,119
October 2021	19,005,296
November 2021	18,737,192
December 2021	18,472,757
January 2022	18,211,943
February 2022	17,954,698
March 2022	17,700,977
April 2022	17,450,729
May 2022	17,203,909
June 2022	16,960,470
July 2022	16,720,366
August 2022	16,483,552
September 2022	16,249,984
October 2022	16,019,616
November 2022	15,792,407
December 2022	15,568,313
January 2023	15,347,292
February 2023	15,129,301
March 2023	14,914,302
April 2023	14,702,251
May 2023	14,493,110
June 2023	14,286,840
July 2023	14,083,400
August 2023	13,882,754
September 2023	13,684,862
October 2023	13,489,688
November 2023	13,297,194
December 2023	13,107,345
January 2024	12,920,104
February 2024	12,735,436
March 2024	12,553,307
April 2024	12,373,681
May 2024	12,196,525
June 2024	12,021,804
July 2024	11,849,487
August 2024	11,679,541
September 2024	11,511,933
October 2024	11,346,631
November 2024	11,183,604
December 2024	11,022,822
January 2025	10,864,254
February 2025	10,707,870
March 2025	10,553,640
April 2025	10,401,534
May 2025	10,251,525
June 2025	10,103,583
July 2025	9,957,681
August 2025	9,813,790
September 2025	9,671,884
October 2025	9,531,935
November 2025	9,393,918
December 2025	9,257,805
January 2026	9,123,570
February 2026	8,991,189
March 2026	8,860,636
April 2026	8,731,886
May 2026	8,604,914
June 2026	8,479,697
July 2026	8,356,211
August 2026	8,234,432
September 2026	8,114,336
October 2026	7,995,902
November 2026	7,879,106
December 2026	7,763,926
January 2027	7,650,340
February 2027	7,538,327
March 2027	7,427,864
April 2027	7,318,932
May 2027	7,211,508
June 2027	7,105,573
July 2027	7,001,106
August 2027	6,898,088
September 2027	6,796,498
October 2027	6,696,318
November 2027	6,597,527
December 2027	6,500,107
January 2028	6,404,040
February 2028	6,309,306
March 2028	6,215,889
April 2028	6,123,769
May 2028	6,032,929
June 2028	5,943,352
July 2028	5,855,021
August 2028	5,767,918
September 2028	5,682,027
October 2028	5,597,331
November 2028	5,513,814
December 2028	5,431,460
January 2029	5,350,253
February 2029	5,270,177
March 2029	5,191,217
April 2029	5,113,359
May 2029	5,036,585
June 2029	4,960,883
July 2029	4,886,237
August 2029	4,812,633
September 2029	4,740,057
October 2029	4,668,494
November 2029	4,597,931
December 2029	4,528,355
January 2030	4,459,751
February 2030	4,392,106
March 2030	4,325,408
April 2030	4,259,643
May 2030	4,194,799
June 2030	4,130,862
July 2030	4,067,822
August 2030	4,005,665
September 2030	3,944,379

Month of Distribution Date	40-Year Target ($)
October 2030	3,883,953
November 2030	3,824,374
December 2030	3,765,632
January 2031	3,707,714
February 2031	3,650,610
March 2031	3,594,308
April 2031	3,538,797
May 2031	3,484,067
June 2031	3,430,106
July 2031	3,376,905
August 2031	3,324,453
September 2031	3,272,739
October 2031	3,221,754
November 2031	3,171,487
December 2031	3,121,929
January 2032	3,073,070
February 2032	3,024,901
March 2032	2,977,411
April 2032	2,930,592
May 2032	2,884,435
June 2032	2,838,930
July 2032	2,794,068
August 2032	2,749,841
September 2032	2,706,240
October 2032	2,663,257
November 2032	2,620,882
December 2032	2,579,108
January 2033	2,537,926
February 2033	2,497,329
March 2033	2,457,307
April 2033	2,417,854
May 2033	2,378,961
June 2033	2,340,621
July 2033	2,302,827
August 2033	2,265,570
September 2033	2,228,843
October 2033	2,192,639
November 2033	2,156,951
December 2033	2,121,772
January 2034	2,087,094
February 2034	2,052,912
March 2034	2,019,217
April 2034	1,986,004
May 2034	1,953,266
June 2034	1,920,995
July 2034	1,889,187
August 2034	1,857,833
September 2034	1,826,929
October 2034	1,796,468
November 2034	1,766,444
December 2034	1,736,851
January 2035	1,707,682
February 2035	1,678,932
March 2035	1,650,596
April 2035	1,622,667
May 2035	1,595,141
June 2035	1,568,010
July 2035	1,541,271
August 2035	1,514,917
September 2035	1,488,943
October 2035	1,463,345
November 2035	1,438,116
December 2035	1,413,252
January 2036	1,388,747
February 2036	1,364,597
March 2036	1,340,797
April 2036	1,317,342
May 2036	1,294,227
June 2036	1,271,448
July 2036	1,248,999
August 2036	1,226,877
September 2036	1,205,077
October 2036	1,183,594
November 2036	1,162,423
December 2036	1,141,562

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in January 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $23,148,030.

On each Distribution Date beginning on the Distribution Date in January 2027 up to and including the Distribution Date in December 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in December 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	16	$4,014,255	0.82%	$250,891	8.051%	359.91	547	84.5%
2/28 6-month LIBOR	1,021	165,803,939	33.96	162,394	8.565	359.90	588	82.1
2/38 6-month LIBOR	384	84,604,178	17.33	220,323	8.169	479.92	577	78.5
2/28 6-month LIBOR - 60-month Interest Only	304	71,839,891	14.72	236,315	7.691	359.93	625	83.8
2/28 6-month LIBOR - 40/30-Year Balloon	15	3,528,379	0.72	235,225	8.808	359.20	573	79.9
3/27 6-month LIBOR	76	10,918,895	2.24	143,670	8.557	359.64	596	82.7
3/37 6-month LIBOR	23	5,973,572	1.22	259,721	7.829	479.84	585	76.2
3/27 6-month LIBOR - 60-month Interest Only	23	6,371,361	1.31	277,016	7.159	359.79	643	80.2
3/27 6-month LIBOR - 40/30-Year Balloon	2	782,394	0.16	391,197	8.796	359.51	602	79.6
5/25 6-month LIBOR	22	3,893,220	0.80	176,965	7.958	360.00	595	81.7
5/35 6-month LIBOR	17	3,189,937	0.65	187,643	7.730	479.73	630	77.3
5/25 6-month LIBOR - 120-month Interest Only	20	5,122,550	1.05	256,128	7.231	359.98	640	82.3
5/25 6-month LIBOR - 40/30-Year Balloon	1	139,955	0.03	139,955	9.990	358.00	639	100.0
15-Year Fixed	32	3,470,195	0.71	108,444	8.561	179.78	593	68.6
15-Year Fixed - Credit Comeback	3	334,800	0.07	111,600	8.511	180.00	586	72.2
20-Year Fixed	13	2,166,805	0.44	166,677	7.965	239.88	591	68.0
25-Year Fixed	3	393,250	0.08	131,083	9.833	300.00	578	85.0
30-Year Fixed	532	85,256,002	17.46	160,256	8.402	359.89	598	77.0
30-Year Fixed - Credit Comeback	49	7,765,537	1.59	158,480	9.031	360.00	601	80.4
40-Year Fixed	85	15,748,768	3.23	185,280	7.960	479.85	598	74.5
40-Year Fixed - Credit Comeback	2	305,300	0.06	152,650	9.828	480.00	619	83.4
30-Year Fixed - 60 month Interest Only	24	5,721,223	1.17	238,384	7.725	359.60	622	81.3
30/15 Fixed Balloon	3	343,541	0.07	114,514	8.512	179.00	657	62.3
40/30 Fixed Balloon	4	490,221	0.10	122,555	9.100	359.57	532	76.4
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,500	$272,414,840	55.80%	$181,610	8.265%	359.89	600	82.5%
ARM 480	424	93,767,686	19.21	221,150	8.133	479.91	580	78.3
Fixed 180	38	4,148,536	0.85	109,172	8.553	179.73	598	68.4
Fixed 240	13	2,166,805	0.44	166,677	7.965	239.88	591	68.0
Fixed 300	3	393,250	0.08	131,083	9.833	300.00	578	85.0
Fixed 360	609	99,232,983	20.33	162,944	8.415	359.88	599	77.5
Fixed 480	87	16,054,068	3.29	184,530	7.995	479.86	599	74.7
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	22	$1,082,106	0.22%	$49,187	10.097%	342.96	587	64.7%
$50,000.01 - $75,000.00	185	11,733,163	2.40	63,423	9.794	350.91	599	80.3
$75,000.01 - $100,000.00	309	27,073,844	5.55	87,618	9.033	367.16	595	81.5
$100,000.01 - $150,000.00	683	84,994,690	17.41	124,443	8.663	374.15	597	81.4
$150,000.01 - $200,000.00	503	87,195,271	17.86	173,350	8.413	385.10	592	80.1
$200,000.01 - $250,000.00	372	83,442,673	17.09	224,308	8.197	391.02	590	79.2
$250,000.01 - $300,000.00	251	68,770,677	14.09	273,987	7.896	390.75	594	78.7
$300,000.01 - $350,000.00	195	63,197,389	12.95	324,089	7.849	391.31	595	80.4
$350,000.01 - $400,000.00	107	40,139,887	8.22	375,139	7.778	399.11	604	81.4
$400,000.01 - $450,000.00	33	13,603,719	2.79	412,234	7.806	367.28	615	83.0
$450,000.01 - $500,000.00	11	5,256,650	1.08	477,877	7.579	414.02	619	79.2
$500,000.01 - $550,000.00	2	1,062,600	0.22	531,300	7.368	360.00	675	69.8
$600,000.01 - $650,000.00	1	625,500	0.13	625,500	7.350	360.00	690	90.0
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	29	$3,759,607	0.77%	$129,642	8.960%	380.38	592	86.8%
Alaska	14	2,768,800	0.57	197,771	8.020	388.45	600	81.1
Arizona	104	19,415,295	3.98	186,686	8.176	402.45	591	79.4
Arkansas	23	2,670,580	0.55	116,112	9.242	365.70	586	87.2
California	283	77,660,037	15.91	274,417	7.469	401.15	598	75.0
Colorado	39	6,883,438	1.41	176,498	8.480	379.95	606	83.5
Connecticut	54	11,364,380	2.33	210,451	8.249	391.85	599	80.6
Delaware	6	829,483	0.17	138,247	8.796	383.14	573	83.6
District of Columbia	9	2,054,000	0.42	228,222	8.122	395.29	581	74.6
Florida	287	53,361,834	10.93	185,930	8.217	390.36	596	79.5
Georgia	178	26,380,371	5.40	148,204	8.881	373.31	602	85.0
Hawaii	6	2,398,950	0.49	399,825	7.540	383.33	621	81.6
Idaho	24	3,694,419	0.76	153,934	8.094	385.29	578	82.6
Illinois	129	23,056,967	4.72	178,736	8.704	383.54	599	82.2
Indiana	43	4,795,813	0.98	111,531	9.031	351.23	602	86.5
Iowa	16	1,714,744	0.35	107,171	9.154	360.00	615	91.0
Kansas	14	1,509,080	0.31	107,791	9.049	364.86	612	87.2
Kentucky	19	1,974,431	0.40	103,917	8.848	385.39	589	90.4
Louisiana	25	3,435,729	0.70	137,429	8.898	359.81	600	89.8
Maine	6	727,238	0.15	121,206	8.787	359.80	583	78.1
Maryland	91	19,022,281	3.90	209,036	8.193	394.32	586	77.9
Massachusetts	68	15,525,069	3.18	228,310	8.139	378.56	589	79.3
Michigan	87	10,887,943	2.23	125,149	9.052	373.78	600	84.7
Minnesota	33	5,019,271	1.03	152,099	8.517	377.77	609	84.9
Mississippi	13	1,911,018	0.39	147,001	8.681	372.34	569	84.7
Missouri	59	6,436,944	1.32	109,101	9.110	375.42	611	89.8
Montana	7	1,298,390	0.27	185,484	8.659	380.44	589	81.3
Nebraska	6	541,250	0.11	90,208	8.974	386.44	593	87.1
Nevada	38	8,312,140	1.70	218,741	8.101	406.72	604	82.5
New Hampshire	12	2,469,706	0.51	205,809	8.109	362.82	566	79.8
New Jersey	95	22,069,883	4.52	232,315	8.333	378.71	591	80.8
New Mexico	21	3,565,660	0.73	169,793	8.683	386.60	598	84.5
New York	119	31,734,194	6.50	266,674	7.817	376.58	594	75.1
North Carolina	66	8,843,079	1.81	133,986	9.020	372.10	603	83.2
North Dakota	4	475,610	0.10	118,903	10.249	373.23	551	86.0
Ohio	49	5,953,869	1.22	121,508	9.187	375.05	591	85.2
Oklahoma	19	1,907,010	0.39	100,369	8.936	367.65	589	86.3
Oregon	37	7,932,108	1.62	214,381	8.007	412.95	590	80.5
Pennsylvania	77	11,074,081	2.27	143,819	8.759	376.06	580	83.7
Rhode Island	7	1,635,050	0.33	233,579	8.923	375.56	594	81.1
South Carolina	28	3,690,097	0.76	131,789	8.738	354.29	596	80.7
Tennessee	44	4,835,574	0.99	109,899	8.788	372.50	591	84.1
Texas	148	17,027,284	3.49	115,049	8.568	350.55	599	79.1
Utah	30	5,575,294	1.14	185,843	7.930	383.31	610	82.4
Vermont	5	1,003,800	0.21	200,760	8.381	377.75	593	71.7
Virginia	77	15,074,332	3.09	195,771	8.038	387.95	595	78.6
Washington	78	17,466,706	3.58	223,932	8.015	393.09	598	81.0
West Virginia	9	1,122,254	0.23	124,695	8.909	370.46	592	87.1
Wisconsin	36	4,997,267	1.02	138,813	9.198	356.73	596	85.4
Wyoming	3	315,810	0.06	105,270	9.483	360.00	593	90.0
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	90	$13,358,372	2.74%	$148,426	7.695%	378.82	577	41.0%
50.01 - 55.00	43	7,473,412	1.53	173,800	7.461	394.45	583	53.2
55.01 - 60.00	64	12,149,420	2.49	189,835	7.780	392.59	573	58.2
60.01 - 65.00	129	25,738,392	5.27	199,522	7.659	405.63	578	63.1
65.01 - 70.00	160	30,803,732	6.31	192,523	7.854	388.16	579	68.5
70.01 - 75.00	214	42,234,906	8.65	197,359	8.199	387.63	577	73.9
75.01 - 80.00	689	121,511,120	24.89	176,359	8.162	383.78	601	79.4
80.01 - 85.00	358	71,089,178	14.56	198,573	8.326	386.43	584	84.1
85.01 - 90.00	566	105,304,471	21.57	186,050	8.439	380.68	609	89.5
90.01 - 95.00	247	42,294,606	8.66	171,233	8.884	377.09	613	94.6
95.01 - 100.00	114	16,220,560	3.32	142,286	9.092	379.16	623	99.7
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	89	$13,285,472	2.72%	$149,275	7.694%	378.27	578	40.9%
50.01 - 55.00	43	7,473,412	1.53	173,800	7.461	394.45	583	53.2
55.01 - 60.00	62	11,845,420	2.43	191,055	7.781	393.43	573	58.2
60.01 - 65.00	129	25,406,346	5.20	196,948	7.648	404.04	579	63.0
65.01 - 70.00	159	30,543,732	6.26	192,099	7.859	387.38	579	68.5
70.01 - 75.00	204	40,745,706	8.35	199,734	8.225	388.64	574	73.8
75.01 - 80.00	417	79,764,710	16.34	191,282	8.201	387.63	580	79.0
80.01 - 85.00	356	70,944,466	14.53	199,282	8.323	386.49	584	84.1
85.01 - 90.00	570	106,087,417	21.73	186,118	8.442	380.81	608	89.3
90.01 - 95.00	249	42,930,941	8.79	172,413	8.859	377.25	613	94.3
95.01 - 100.00	396	59,150,546	12.12	149,370	8.351	377.65	637	85.3
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	1	$260,700	0.05%	$260,700	4.750%	360.00	562	79.0%
5.001 - 5.500	7	2,076,259	0.43	296,608	5.477	375.98	655	60.1
5.501 - 6.000	11	3,012,423	0.62	273,857	5.812	396.25	625	72.4
6.001 - 6.500	74	19,164,466	3.93	258,979	6.357	388.98	628	76.2
6.501 - 7.000	219	51,509,489	10.55	235,203	6.839	387.96	618	76.1
7.001 - 7.500	312	69,778,597	14.29	223,649	7.333	389.61	607	77.0
7.501 - 8.000	420	82,744,642	16.95	197,011	7.817	383.18	599	78.2
8.001 - 8.500	354	63,459,972	13.00	179,265	8.319	385.48	593	80.5
8.501 - 9.000	462	81,609,708	16.72	176,644	8.787	387.37	586	82.6
9.001 - 9.500	279	44,682,302	9.15	160,152	9.296	386.21	578	82.8
9.501 - 10.000	283	41,171,464	8.43	145,482	9.797	378.21	582	86.7
10.001 - 10.500	118	15,117,334	3.10	128,113	10.289	372.61	580	88.8
10.501 - 11.000	70	7,297,982	1.49	104,257	10.781	357.89	569	86.5
11.001 - 11.500	28	3,072,004	0.63	109,714	11.322	369.21	550	77.8
11.501 - 12.000	25	2,193,590	0.45	87,744	11.822	361.17	558	85.9
12.001 - 12.500	9	909,910	0.19	101,101	12.177	354.01	527	72.3
12.501 - 13.000	1	47,500	0.01	47,500	12.750	360.00	563	95.0
13.501 - 14.000	1	69,825	0.01	69,825	13.625	360.00	545	95.0
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,103	$370,242,692	75.84%	$176,055	8.269%	383.35	592	80.2%
Planned Unit Development	346	69,531,055	14.24	200,957	8.287	386.93	599	80.8
Low-Rise Condominium	135	25,082,132	5.14	185,794	8.261	393.52	625	82.7
Two Family Home	66	15,610,148	3.20	236,517	8.181	395.85	606	76.9
Three Family Home	13	4,435,594	0.91	341,200	7.858	385.20	613	76.9
Four Family Home	9	3,030,646	0.62	336,738	7.962	381.26	649	71.7
High-Rise Condominium	2	245,900	0.05	122,950	10.299	360.00	621	96.9
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Loan Purposes for the Group 1 Mortgage Loans

in the Statistical Calculation Pool
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,009	$394,651,212	80.84%	$196,442	8.177%	386.90	590	78.8%
Purchase	466	60,699,642	12.43	130,257	8.827	376.15	626	87.2
Refinance - Rate/Term	199	32,827,315	6.72	164,961	8.256	375.11	607	84.4
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,465	$453,914,508	92.98%	$184,144	8.228%	385.20	592	80.1%
Investment Property	172	27,697,060	5.67	161,029	8.746	379.42	647	83.0
Second Home	37	6,566,601	1.35	177,476	8.687	377.92	637	81.8
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	38	$4,148,536	0.85%	$109,172	8.553%	179.73	598	68.4%
181 - 300	16	2,560,055	0.52	160,003	8.252	249.12	589	70.6
301 - 360	2,109	371,647,823	76.13	176,220	8.305	359.89	600	81.2
Greater than 360	511	109,821,755	22.50	214,915	8.113	479.90	582	77.7
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,891	$328,110,195	67.21%	$173,511	8.178%	382.86	590	81.4%
Stated Income	783	160,067,974	32.79	204,429	8.440	388.70	607	77.8
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	5	$556,705	0.11%	$111,341	8.704%	360.00	808	92.4%
781 - 800	4	697,482	0.14	174,371	6.869	360.00	786	71.2
761 - 780	4	590,551	0.12	147,638	7.889	359.73	765	87.1
741 - 760	9	1,509,341	0.31	167,705	7.184	367.82	751	83.3
721 - 740	9	1,747,529	0.36	194,170	7.634	375.01	729	83.1
701 - 720	36	7,045,705	1.44	195,714	7.752	372.50	710	83.1
681 - 700	68	13,479,619	2.76	198,230	7.637	381.80	689	82.8
661 - 680	161	29,680,409	6.08	184,350	7.673	375.15	670	84.0
641 - 660	224	42,131,596	8.63	188,087	7.978	377.45	650	82.5
621 - 640	278	52,003,298	10.65	187,062	8.051	379.37	630	82.7
601 - 620	397	70,239,656	14.39	176,926	8.072	382.53	610	81.9
581 - 600	353	63,759,080	13.06	180,621	8.210	384.92	590	80.6
561 - 580	360	66,672,096	13.66	185,200	8.444	380.00	571	80.7
541 - 560	351	63,730,352	13.05	181,568	8.563	392.62	551	78.2
521 - 540	277	47,897,882	9.81	172,917	8.852	398.96	531	76.2
501 - 520	136	26,209,369	5.37	192,716	8.785	399.39	511	70.9
500 or Less	2	227,500	0.05	113,750	8.961	360.00	500	71.0
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,061	$368,445,197	75.47%	$178,770	8.217%	381.19	607	82.1%
A-	199	40,702,278	8.34	204,534	8.341	387.79	568	78.2
B	255	50,407,631	10.33	197,677	8.385	397.55	563	75.0
C	133	23,952,344	4.91	180,093	8.609	402.77	557	70.1
C-	6	1,081,720	0.22	180,287	8.362	390.73	563	59.9
D	20	3,589,000	0.74	179,450	8.100	417.48	544	60.0
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	957	$165,852,659	33.97%	$173,305	8.543%	376.47	596	80.7%
12	126	31,087,300	6.37	246,725	8.067	385.39	598	74.5
24	1,234	230,920,008	47.30	187,131	8.138	392.22	594	81.2
36	357	60,318,202	12.36	168,959	8.076	378.78	601	78.3
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	16	$4,014,255	1.10%	$250,891	8.051%	359.91	547	84.5%
19 - 24	24	1,724	325,776,387	88.97	188,965	8.272	391.07	593	81.5
32 - 37	36	124	24,046,222	6.57	193,921	8.013	389.53	606	80.3
38 or Greater	60	60	12,345,662	3.37	205,761	7.621	390.91	623	81.0
Total/Avg./Wtd. Avg.		1,924	$366,182,526	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	7	$1,776,214	0.49%	$253,745	7.645%	376.89	563	74.7%
3.001 - 4.000	8	1,545,624	0.42	193,203	8.619	379.41	589	82.2
4.001 - 5.000	48	9,340,848	2.55	194,601	7.974	389.19	598	79.7
5.001 - 6.000	193	36,246,495	9.90	187,806	8.015	395.00	595	77.6
6.001 - 7.000	1,341	257,438,634	70.30	191,975	8.170	391.34	595	81.5
7.001 - 8.000	297	54,294,701	14.83	182,810	8.649	382.81	597	84.0
8.001 - 9.000	27	5,139,661	1.40	190,358	8.740	419.65	591	85.4
9.001 - 10.000	1	144,000	0.04	144,000	9.750	360.00	643	90.0
10.001 - 11.000	2	256,350	0.07	128,175	10.994	360.00	515	81.2
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.581%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	1	$260,700	0.07%	$260,700	4.750%	360.00	562	79.0%
12.001 - 12.500	8	2,394,864	0.65	299,358	5.593	389.69	661	62.0
12.501 - 13.000	23	5,989,126	1.64	260,397	6.331	396.68	631	75.0
13.001 - 13.500	73	18,653,207	5.09	255,523	6.545	395.37	619	76.9
13.501 - 14.000	176	40,070,465	10.94	227,673	6.999	392.44	613	78.3
14.001 - 14.500	232	53,196,976	14.53	229,297	7.461	390.38	607	79.0
14.501 - 15.000	324	63,882,125	17.45	197,167	7.959	388.72	594	79.6
15.001 - 15.500	261	47,656,726	13.01	182,593	8.465	396.14	587	81.8
15.501 - 16.000	350	63,601,183	17.37	181,718	8.883	389.15	583	83.5
16.001 - 16.500	194	31,464,201	8.59	162,187	9.330	393.93	577	84.0
16.501 - 17.000	170	25,948,344	7.09	152,637	9.801	385.42	581	87.8
17.001 - 17.500	66	8,670,243	2.37	131,367	10.256	377.93	591	92.4
17.501 - 18.000	30	3,215,010	0.88	107,167	10.734	367.06	578	93.8
18.001 - 18.500	6	393,700	0.11	65,617	11.261	360.00	589	93.8
18.501 - 19.000	7	600,201	0.16	85,743	11.852	409.94	570	94.8
19.001 - 19.500	2	115,630	0.03	57,815	12.188	360.00	621	95.0
Greater than 19.500	1	69,825	0.02	69,825	13.625	360.00	545	95.0
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.111%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	17	$4,072,555	1.11%	$239,562	8.111%	359.91	548	84.8%
1.500	1,573	300,060,631	81.94	190,757	8.203	391.48	594	81.5
2.000	1	237,925	0.06	237,925	7.650	359.00	592	58.0
3.000	332	61,703,416	16.85	185,854	8.374	388.64	601	80.8
5.000	1	108,000	0.03	108,000	8.375	359.00	684	80.0
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.749%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	294	$54,730,442	14.95%	$186,158	8.486%	387.64	593	81.0%
1.500	1,630	311,452,084	85.05	191,075	8.186	391.15	595	81.5
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.425%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	1	$260,700	0.07%	$260,700	4.750%	360.00	562	79.0%
5.001 - 6.000	18	5,088,682	1.39	282,705	5.675	387.98	637	67.4
6.001 - 7.000	216	51,923,774	14.18	240,388	6.700	394.60	619	77.8
7.001 - 8.000	512	110,921,705	30.29	216,644	7.600	390.27	601	79.1
8.001 - 9.000	621	114,753,846	31.34	184,789	8.594	393.02	587	82.3
9.001 - 10.000	431	68,778,150	18.78	159,578	9.523	387.39	579	85.4
Greater than 10.000	125	14,455,669	3.95	115,645	10.503	376.85	586	92.5
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1) The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.231%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	1	$355,755	0.10%	$355,755	7.875%	359.00	529	80.0%
June 2007	15	3,658,500	1.00	243,900	8.068	360.00	548	85.0
September 2008	5	588,814	0.16	117,763	9.176	357.00	609	80.4
October 2008	12	1,894,177	0.52	157,848	8.975	368.90	576	80.1
November 2008	143	26,571,030	7.26	185,811	8.676	388.84	588	80.3
December 2008	1,563	296,526,406	80.98	189,716	8.229	391.50	594	81.6
January 2009	1	195,960	0.05	195,960	9.600	360.00	638	80.0
September 2009	4	820,391	0.22	205,098	7.706	388.35	634	80.3
October 2009	5	398,954	0.11	79,791	9.888	358.00	587	81.1
November 2009	23	3,376,915	0.92	146,822	8.943	370.90	607	81.0
December 2009	92	19,449,963	5.31	211,413	7.827	393.47	605	80.2
October 2011	2	339,577	0.09	169,788	8.585	428.54	631	91.2
November 2011	3	559,566	0.15	186,522	7.133	455.84	679	78.7
December 2011	55	11,446,519	3.13	208,119	7.616	386.62	620	80.8
Total/Avg./Wtd. Avg.	1,924	$366,182,526	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is January 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,303	$399,123,143	81.76%	$173,306	8.405%	390.32	589	79.6%
60	351	83,932,476	17.19	239,124	7.653	359.90	626	83.4
120	20	5,122,550	1.05	256,128	7.231	359.98	640	82.3
Total/Avg./Wtd. Avg.	2,674	$488,178,169	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$5,314,900	0.94%	$442,908	8.496%	360.00	587	86.8%
2/28 6-month LIBOR	668	126,012,509	22.22	188,641	9.035	359.87	599	83.1
2/38 6-month LIBOR	176	51,560,357	9.09	292,957	8.617	479.89	609	81.1
2/28 6-month LIBOR - 60-month Interest Only	341	106,451,496	18.77	312,174	7.866	359.88	637	83.5
2/28 6-month LIBOR 40/30-Year Balloon	10	2,542,539	0.45	254,254	9.215	358.78	565	74.8
3/27 6-month LIBOR	83	13,412,714	2.36	161,599	9.037	359.22	604	76.1
3/37 6-month LIBOR	6	1,448,131	0.26	241,355	7.758	479.90	599	72.8
3/27 12-month LIBOR - 120-month Interest Only	8	1,821,250	0.32	227,656	6.492	359.25	682	65.6
3/27 12-month LIBOR - 36-month Interest Only	4	1,124,025	0.20	281,006	5.026	354.55	651	78.9
3/27 6-month LIBOR - 120-month Interest Only	7	1,506,464	0.27	215,209	7.299	358.88	726	81.9
3/27 6-month LIBOR - 60-month Interest Only	5	2,087,800	0.37	417,560	7.103	359.96	655	87.8
3/37 12-month LIBOR - 120-month Interest Only	1	400,000	0.07	400,000	7.125	480.00	758	63.3
5/25 6-month LIBOR	27	4,990,570	0.88	184,836	8.293	359.90	606	80.3
5/25 1-year CMT	1	141,865	0.03	141,865	6.250	359.00	638	34.2
5/25 12-month LIBOR	18	3,296,195	0.58	183,122	6.826	359.39	681	66.8
5/35 12-month LIBOR	1	399,453	0.07	399,453	6.375	477.00	581	45.7
5/35 6-month LIBOR	8	2,231,259	0.39	278,907	7.727	479.78	630	78.6
5/25 12-month LIBOR - 120-month Interest Only	176	40,679,932	7.17	231,136	6.735	359.49	707	72.6
5/25 12-month LIBOR - 60-month Interest Only	37	8,622,244	1.52	233,034	6.778	359.01	715	63.9
5/25 6-month LIBOR - 120-month Interest Only	72	20,096,419	3.54	279,117	6.897	359.44	668	73.4
5/35 12-month LIBOR - 120-month Interest Only	1	355,000	0.06	355,000	6.500	478.00	640	42.8
10/20 12-month LIBOR - 120-month Interest Only	2	291,608	0.05	145,804	6.603	358.06	748	29.2
15-Year Fixed	21	2,703,869	0.48	128,756	8.117	179.93	583	72.1
15-Year Fixed - Credit Comeback	3	339,250	0.06	113,083	8.955	180.00	552	83.8
20-Year Fixed	11	1,489,101	0.26	135,373	8.186	240.00	591	71.0
25-Year Fixed	4	707,350	0.12	176,838	7.439	300.00	571	66.8
30-Year Fixed	522	101,981,316	17.98	195,367	7.673	359.97	608	78.1
30-Year Fixed - Credit Comeback	66	9,575,230	1.69	145,079	9.012	360.00	595	81.9
40-Year Fixed	119	30,556,318	5.39	256,776	7.532	479.97	598	77.9
40-Year Fixed - Credit Comeback	10	1,761,986	0.31	176,199	8.701	480.00	584	80.8
30-Year Fixed - 60-month Interest Only	72	23,264,289	4.10	323,115	7.022	360.00	631	77.7
30/15-Year Fixed Balloon	1	59,876	0.01	59,876	10.500	179.00	622	100.0
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,471	$338,392,531	59.66%	$230,043	8.117%	359.72	633	80.2%
ARM 480	193	56,394,200	9.94	292,198	8.520	479.86	611	80.2
Fixed 180	25	3,102,995	0.55	124,120	8.255	179.92	581	73.9
Fixed 240	11	1,489,101	0.26	135,373	8.186	240.00	591	71.0
Fixed 300	4	707,350	0.12	176,838	7.439	300.00	571	66.8
Fixed 360	660	134,820,835	23.77	204,274	7.656	359.97	611	78.3
Fixed 480	129	32,318,304	5.70	250,529	7.596	479.97	597	78.1
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$25,000	(1)	$25,000	13.750%	360.00	564	100.0%
$25,000.01 - $50,000.00	19	913,438	0.16%	48,076	10.329	366.41	588	66.3
$50,000.01 - $75,000.00	162	10,202,778	1.80	62,980	9.948	360.00	595	78.4
$75,000.01 - $100,000.00	237	20,751,980	3.66	87,561	9.051	362.79	599	75.4
$100,000.01 - $150,000.00	544	68,518,608	12.08	125,953	8.602	366.78	614	79.2
$150,000.01 - $200,000.00	406	70,535,303	12.44	173,732	8.226	369.80	621	79.0
$200,000.01 - $250,000.00	311	70,049,709	12.35	225,240	8.154	376.37	628	79.9
$250,000.01 - $300,000.00	208	56,866,431	10.03	273,396	8.033	383.08	631	78.4
$300,000.01 - $350,000.00	148	47,849,529	8.44	323,308	7.521	381.64	631	81.4
$350,000.01 - $400,000.00	103	38,792,504	6.84	376,626	7.634	385.46	641	79.8
$400,000.01 - $450,000.00	116	49,852,061	8.79	429,759	7.806	381.81	632	81.6
$450,000.01 - $500,000.00	97	46,238,303	8.15	476,684	7.694	382.53	617	81.3
$500,000.01 - $550,000.00	52	27,271,775	4.81	524,457	7.434	383.13	614	80.7
$550,000.01 - $600,000.00	35	20,190,367	3.56	576,868	7.638	391.11	621	78.7
$600,000.01 - $650,000.00	20	12,470,110	2.20	623,506	7.399	390.28	609	84.2
$650,000.01 - $700,000.00	11	7,434,919	1.31	675,902	7.348	370.98	626	82.6
$700,000.01 - $750,000.00	7	5,075,500	0.89	725,071	8.085	359.86	629	73.3
$750,000.01 - $800,000.00	6	4,659,000	0.82	776,500	7.564	379.92	616	78.4
$800,000.01 - $850,000.00	1	816,000	0.14	816,000	9.100	360.00	740	80.0
Greater than $900,000.00	9	8,712,000	1.54	968,000	7.208	373.32	619	67.8
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%
________________
(1)	Less than 0.01%.

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	44	$7,020,538	1.24%	$159,558	8.942%	362.95	600	84.0%
Alaska	2	156,250	0.03	78,125	9.716	360.00	566	55.5
Arizona	128	28,024,773	4.94	218,944	8.346	379.33	627	78.9
Arkansas	6	865,200	0.15	144,200	8.780	360.00	616	91.7
California	480	174,847,078	30.82	364,265	7.301	384.56	633	77.9
Colorado	39	7,939,326	1.40	203,572	7.904	388.74	647	81.0
Connecticut	21	5,186,975	0.91	246,999	8.643	386.04	607	80.9
Delaware	11	1,685,559	0.30	153,233	8.147	359.71	626	75.9
District of Columbia	7	1,906,350	0.34	272,336	8.549	378.08	634	68.0
Florida	433	88,952,092	15.68	205,432	8.207	376.38	623	78.9
Georgia	70	13,077,304	2.31	186,819	8.870	376.88	626	82.6
Hawaii	10	2,839,500	0.50	283,950	7.502	400.79	618	71.2
Idaho	18	3,086,685	0.54	171,483	8.251	371.35	615	82.5
Illinois	67	16,158,101	2.85	241,166	8.534	385.10	641	81.2
Indiana	42	4,821,632	0.85	114,801	9.509	357.87	582	87.4
Iowa	4	505,850	0.09	126,463	10.682	386.59	582	85.3
Kansas	6	608,800	0.11	101,467	8.490	360.00	630	82.5
Kentucky	9	1,363,478	0.24	151,498	8.199	359.92	612	87.5
Louisiana	33	4,257,790	0.75	129,024	9.118	356.48	603	87.0
Maine	11	1,443,725	0.25	131,248	8.990	360.00	612	80.5
Maryland	42	13,193,620	2.33	314,134	7.779	381.51	624	80.9
Massachusetts	32	8,757,346	1.54	273,667	8.156	355.73	613	77.0
Michigan	75	8,897,948	1.57	118,639	9.192	358.15	610	81.7
Minnesota	10	1,682,476	0.30	168,248	8.175	364.66	614	68.2
Mississippi	18	2,219,858	0.39	123,325	8.227	353.22	617	80.9
Missouri	51	5,776,818	1.02	113,271	9.352	368.05	591	84.8
Montana	5	1,479,500	0.26	295,900	8.853	360.00	580	80.7
Nebraska	2	196,000	0.03	98,000	8.443	360.00	609	86.7
Nevada	47	12,699,961	2.24	270,212	7.911	374.12	623	83.7
New Hampshire	13	2,924,870	0.52	224,990	8.034	369.27	567	75.0
New Jersey	63	20,378,648	3.59	323,471	8.124	376.63	619	77.9
New Mexico	8	1,427,945	0.25	178,493	8.899	359.90	594	81.2
New York	50	19,106,356	3.37	382,127	8.070	386.49	621	79.6
North Carolina	28	4,108,538	0.72	146,733	8.686	365.63	617	82.6
North Dakota	1	149,850	0.03	149,850	10.900	360.00	510	90.0
Ohio	52	5,227,150	0.92	100,522	9.040	366.74	612	84.9
Oklahoma	23	2,404,506	0.42	104,544	8.994	348.62	598	85.5
Oregon	27	5,306,890	0.94	196,551	7.808	385.56	608	77.7
Pennsylvania	90	11,872,546	2.09	131,917	8.823	358.38	598	81.4
Rhode Island	3	661,000	0.12	220,333	9.876	406.29	557	84.5
South Carolina	10	1,149,258	0.20	114,926	9.565	384.43	587	80.7
South Dakota	2	244,710	0.04	122,355	10.086	360.00	633	81.3
Tennessee	55	6,861,211	1.21	124,749	8.718	362.50	607	84.6
Texas	143	20,066,578	3.54	140,326	8.281	362.02	623	82.7
Utah	34	7,282,349	1.28	214,187	8.063	361.07	646	82.9
Vermont	1	189,000	0.03	189,000	9.000	360.00	606	90.0
Virginia	79	20,021,535	3.53	253,437	7.808	375.59	616	76.5
Washington	64	14,833,125	2.62	231,768	8.134	380.01	614	81.4
West Virginia	10	829,922	0.15	82,992	10.376	359.93	561	85.4
Wisconsin	11	1,610,701	0.28	146,427	8.663	378.17	613	84.5
Wyoming	3	918,093	0.16	306,031	7.084	416.13	586	80.5
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	157	$27,782,728	4.90%	$176,960	7.595%	378.96	615	40.7%
50.01 - 55.00	47	9,556,159	1.68	203,323	7.414	384.75	611	52.4
55.01 - 60.00	68	16,295,016	2.87	239,633	7.674	375.38	601	57.7
60.01 - 65.00	87	21,520,801	3.79	247,366	7.478	377.66	607	62.9
65.01 - 70.00	109	23,703,820	4.18	217,466	7.841	377.54	599	68.7
70.01 - 75.00	124	29,970,091	5.28	241,694	7.768	374.48	600	73.6
75.01 - 80.00	965	220,183,401	38.82	228,169	7.719	373.17	650	79.8
80.01 - 85.00	219	52,860,380	9.32	241,372	8.240	380.04	588	84.1
85.01 - 90.00	346	88,788,751	15.65	256,615	8.114	385.93	614	89.4
90.01 - 95.00	203	42,549,112	7.50	209,602	9.231	379.13	603	94.8
95.01 - 100.00	168	34,015,056	6.00	202,471	9.205	372.87	620	99.9
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	155	$27,126,728	4.78%	$175,011	7.609%	379.44	614	40.6%
50.01 - 55.00	48	10,044,573	1.77	209,262	7.407	383.47	610	52.0
55.01 - 60.00	64	15,043,402	2.65	235,053	7.756	376.70	597	57.5
60.01 - 65.00	83	20,315,801	3.58	244,769	7.523	378.77	605	62.9
65.01 - 70.00	101	21,781,480	3.84	215,658	7.938	379.16	590	68.6
70.01 - 75.00	108	26,626,418	4.69	246,541	7.831	374.28	591	73.1
75.01 - 80.00	253	62,755,565	11.06	248,046	7.753	379.63	616	79.1
80.01 - 85.00	219	53,007,736	9.35	242,044	8.231	379.95	588	84.1
85.01 - 90.00	367	93,758,946	16.53	255,474	8.046	384.54	618	88.6
90.01 - 95.00	230	49,197,759	8.67	213,903	8.921	378.72	614	92.7
95.01 - 100.00	865	187,566,908	33.07	216,840	7.998	370.94	655	83.4
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	5	$1,645,695	0.29%	$329,139	3.584%	358.82	734	79.8%
4.001 - 4.500	2	665,920	0.12	332,960	4.369	355.90	658	80.0
4.501 - 5.000	1	187,500	0.03	187,500	4.875	352.00	629	75.0
5.001 - 5.500	8	3,541,623	0.62	442,703	5.443	372.69	659	79.5
5.501 - 6.000	25	9,608,222	1.69	384,329	5.887	373.26	644	77.7
6.001 - 6.500	178	58,456,375	10.31	328,407	6.360	377.72	650	71.1
6.501 - 7.000	335	92,073,561	16.23	274,846	6.825	373.67	652	74.9
7.001 - 7.500	346	91,689,220	16.16	264,998	7.309	372.82	640	78.7
7.501 - 8.000	305	68,967,258	12.16	226,122	7.788	376.93	624	81.5
8.001 - 8.500	259	54,791,652	9.66	211,551	8.304	382.59	618	82.6
8.501 - 9.000	253	52,745,221	9.30	208,479	8.792	378.32	613	83.7
9.001 - 9.500	192	40,031,257	7.06	208,496	9.283	378.99	602	82.9
9.501 - 10.000	214	39,592,088	6.98	185,010	9.786	389.57	577	82.3
10.001 - 10.500	139	21,777,059	3.84	156,669	10.289	375.02	570	82.1
10.501 - 11.000	117	16,309,712	2.88	139,399	10.790	379.72	571	85.8
11.001 - 11.500	59	7,380,472	1.30	125,093	11.289	372.21	577	88.0
11.501 - 12.000	33	4,189,791	0.74	126,963	11.783	364.74	567	86.7
12.001 - 12.500	17	3,282,439	0.58	193,085	12.368	378.37	555	86.5
12.501 - 13.000	2	94,250	0.02	47,125	12.625	360.00	564	87.1
13.501 - 14.000	3	196,000	0.03	65,333	13.648	360.00	523	87.0
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,745	$384,540,648	67.79%	$220,367	8.040%	378.34	618	79.5%
Planned Unit Development	450	112,935,843	19.91	250,969	8.034	376.19	627	81.3
Low-Rise Condominium	187	42,438,193	7.48	226,942	7.796	374.86	639	79.5
Two Family Home	68	15,915,189	2.81	234,047	7.867	372.98	653	76.0
High-Rise Condominium	20	5,357,217	0.94	267,861	8.199	365.00	653	73.3
Three Family Home	7	2,659,000	0.47	379,857	8.274	360.00	677	77.7
Four Family Home	7	2,216,125	0.39	316,589	7.552	366.32	698	61.3
Manufactured Housing(1)	8	1,038,100	0.18	129,763	9.031	356.82	605	63.6
Condo Hotel	1	125,000	0.02	125,000	6.625	360.00	710	32.5
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Purchase	1,273	$271,876,685	47.93%	$213,572	8.182%	374.20	643	84.2%
Refinance - Cash Out	1,064	261,660,941	46.13	245,922	7.931	381.44	599	75.3
Refinance - Rate/Term	156	33,687,690	5.94	215,947	7.363	368.55	651	75.9
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,340	$539,739,997	95.15%	$230,658	8.022%	377.51	621	80.1%
Investment Property	129	21,182,429	3.73	164,205	8.143	374.45	680	70.0
Second Home	24	6,302,890	1.11	262,620	7.243	359.65	665	71.2
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans

in the Statistical Calculation Pool
Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	25	$3,102,995	0.55%	$124,120	8.255%	179.92	581	73.9%
181 - 300	15	2,196,451	0.39	146,430	7.945	259.32	584	69.6
301 - 360	2,131	473,213,366	83.43	222,062	7.986	359.79	627	79.7
Greater than 360	322	88,712,504	15.64	275,505	8.183	479.90	606	79.4
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,376	$291,357,677	51.37%	$211,742	7.934%	376.41	603	81.8%
Stated Income	812	207,367,016	36.56	255,378	8.550	383.60	624	79.7
Reduced	195	44,532,334	7.85	228,371	6.890	360.33	714	72.5
Full/Alternative	39	9,006,962	1.59	230,948	6.676	363.81	652	73.1
No Income/No Asset	27	5,960,799	1.05	220,770	6.704	367.29	705	53.3
No Ratio	20	3,748,964	0.66	187,448	6.890	359.18	723	63.5
Stated Income/Stated Asset	16	3,142,060	0.55	196,379	6.790	359.06	682	62.7
Preferred	8	2,109,504	0.37	263,688	4.270	358.81	735	72.8
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	7	$1,035,267	0.18%	$147,895	6.751%	359.37	809	44.4%
781 - 800	12	2,029,116	0.36	169,093	7.239	359.75	789	77.7
761 - 780	47	11,004,944	1.94	234,148	7.113	364.15	771	75.2
741 - 760	46	11,139,884	1.96	242,171	6.690	367.04	749	72.8
721 - 740	53	13,893,103	2.45	262,134	7.049	375.63	730	76.5
701 - 720	94	24,045,871	4.24	255,807	7.192	378.78	710	76.9
681 - 700	109	27,967,328	4.93	256,581	7.243	378.67	690	79.6
661 - 680	181	42,802,663	7.55	236,479	7.582	375.37	670	80.8
641 - 660	317	79,641,964	14.04	251,236	7.606	372.53	650	79.6
621 - 640	310	74,679,779	13.17	240,903	7.928	372.10	630	82.5
601 - 620	336	75,904,148	13.38	225,905	7.980	375.89	610	82.7
581 - 600	281	64,494,092	11.37	229,516	8.292	379.67	591	82.2
561 - 580	215	48,177,337	8.49	224,081	8.289	377.39	570	80.5
541 - 560	211	39,578,366	6.98	187,575	9.014	389.12	551	76.9
521 - 540	170	31,917,154	5.63	187,748	9.416	383.24	530	74.0
501 - 520	101	18,379,300	3.24	181,973	9.593	396.85	510	71.4
500 or Less	3	535,000	0.09	178,333	7.769	360.00	500	54.9
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,171	$499,685,798	88.09%	$230,164	7.932%	375.94	631	80.8%
A-	94	24,937,654	4.40	265,294	8.449	381.42	572	75.2
B	110	21,750,470	3.83	197,732	8.623	402.75	568	72.2
C	93	17,409,979	3.07	187,204	8.808	374.63	562	63.9
C-	7	1,095,915	0.19	156,559	9.981	386.28	548	61.6
D	18	2,345,500	0.41	130,306	9.389	379.12	540	54.6
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	585	$140,820,653	24.83%	$240,719	8.269%	375.49	639	77.0%
12	162	48,335,576	8.52	298,368	7.977	380.10	642	78.3
24	813	192,619,256	33.96	236,924	8.214	379.31	616	83.5
36	177	38,627,511	6.81	218,235	7.647	369.74	636	76.5
60	756	146,822,319	25.88	194,209	7.631	377.09	609	78.1
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	12	$5,314,900	1.35%	$442,908	8.496%	360.00	587	86.8%
19 - 24	24	1,195	286,566,902	72.59	239,805	8.527	381.46	615	82.8
25 - 31	29	3	807,638	0.20	269,213	5.233	353.20	638	78.5
32 - 37	35	111	20,992,745	5.32	189,124	8.306	369.88	628	76.4
38 or Greater	60	343	81,104,546	20.54	236,456	6.903	363.85	688	71.8
Total/Avg./Wtd. Avg.		1,664	$394,786,731	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000 or Less	1	$200,000	0.05%	$200,000	10.125%	360.00	539	47.6%
2.001 - 3.000	293	66,087,008	16.74	225,553	6.775	361.31	703	69.8
3.001 - 4.000	15	2,579,331	0.65	171,955	8.373	375.39	640	76.5
4.001 - 5.000	31	6,115,705	1.55	197,281	8.272	384.57	646	80.3
5.001 - 6.000	119	27,505,814	6.97	231,141	8.198	385.78	620	80.2
6.001 - 7.000	918	224,604,770	56.89	244,668	8.234	379.61	618	82.1
7.001 - 8.000	264	62,930,338	15.94	238,372	9.265	380.18	600	84.3
8.001 - 9.000	21	4,298,966	1.09	204,713	9.828	360.87	612	85.9
9.001 - 10.000	2	464,800	0.12	232,400	10.858	359.53	577	82.6
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 5.897%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
8.001 - 9.000	1	$282,420	0.07%	$282,420	3.990%	358.00	716	80.0%
9.001 - 10.000	4	1,363,275	0.35	340,819	3.500	358.99	738	79.7
10.001 - 10.500	2	665,920	0.17	332,960	4.369	355.90	658	80.0
10.501 - 11.000	3	570,000	0.14	190,000	5.546	357.12	633	51.1
11.001 - 11.500	53	11,691,740	2.96	220,599	6.341	366.95	688	51.8
11.501 - 12.000	117	27,250,197	6.90	232,908	6.843	359.48	711	74.0
12.001 - 12.500	82	19,013,897	4.82	231,877	6.826	361.79	699	76.4
12.501 - 13.000	46	13,680,856	3.47	297,410	6.408	363.81	668	74.8
13.001 - 13.500	68	24,289,827	6.15	357,203	6.635	375.58	652	79.1
13.501 - 14.000	85	28,427,631	7.20	334,443	6.965	379.02	635	79.6
14.001 - 14.500	137	42,480,036	10.76	310,073	7.429	379.43	635	81.7
14.501 - 15.000	186	47,200,469	11.96	253,766	7.954	380.07	634	82.8
15.001 - 15.500	165	38,165,547	9.67	231,306	8.442	384.31	619	82.3
15.501 - 16.000	189	42,659,168	10.81	225,710	8.957	378.85	608	83.5
16.001 - 16.500	136	31,863,497	8.07	234,290	9.419	374.87	600	83.8
16.501 - 17.000	131	26,467,870	6.70	202,045	9.842	392.70	580	82.6
17.001 - 17.500	102	15,902,116	4.03	155,903	10.365	379.83	572	81.0
17.501 - 18.000	76	11,214,646	2.84	147,561	10.801	383.34	572	84.7
18.001 - 18.500	39	5,348,981	1.35	137,153	11.317	379.13	577	88.7
18.501 - 19.000	25	3,135,325	0.79	125,413	11.775	364.36	563	83.1
19.001 - 19.500	14	2,893,562	0.73	206,683	12.370	380.95	557	89.0
Greater than 19.500	3	219,750	0.06	73,250	13.410	360.00	522	82.8
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.762%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$6,348,976	1.61%	$352,721	8.644%	369.02	597	86.3%
1.500	1,053	257,227,759	65.16	244,281	8.457	381.34	615	82.6
2.000	21	4,901,768	1.24	233,418	6.597	367.73	672	68.1
2.980	1	214,000	0.05	214,000	9.520	360.00	532	55.6
3.000	282	61,694,378	15.63	218,774	8.500	376.78	614	81.1
3.060	1	96,866	0.02	96,866	11.065	359.00	543	85.0
5.000	242	54,419,732	13.78	224,875	6.766	361.03	706	70.2
6.000	46	9,883,251	2.50	214,853	6.965	358.87	707	69.9
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.329%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	253	$52,274,123	13.24%	$206,617	8.874%	376.03	612	81.7%
1.500	1,115	275,572,202	69.80	247,150	8.387	380.83	615	82.4
2.000	295	66,705,906	16.90	226,122	6.756	361.30	705	70.3
2.250	1	234,500	0.06	234,500	6.625	360.00	649	70.0
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.519%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	291	$65,597,958	16.62%	$225,423	6.739%	361.32	705	69.8%
3.001 - 4.000	6	1,272,750	0.32	212,125	7.047	359.41	702	69.5
4.001 - 5.000	7	1,412,264	0.36	201,752	7.386	359.03	730	79.7
5.001 - 6.000	24	9,867,411	2.50	411,142	5.793	370.77	648	81.6
6.001 - 7.000	113	42,465,048	10.76	375,797	6.617	377.12	635	79.0
7.001 - 8.000	291	85,386,567	21.63	293,425	7.564	378.67	635	82.3
8.001 - 9.000	331	78,838,435	19.97	238,183	8.567	382.69	619	83.5
9.001 - 10.000	301	64,733,682	16.40	215,062	9.527	384.84	593	82.3
Greater than 10.000	300	45,212,616	11.45	150,709	10.828	376.68	569	83.9
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%

____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.413%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
June 2007	12	$5,314,900	1.35%	$442,908	8.496%	360.00	587	86.8%
August 2008	1	106,987	0.03	106,987	9.500	356.00	611	80.0
September 2008	5	1,324,241	0.34	264,848	9.530	357.00	588	83.0
October 2008	23	4,914,665	1.24	213,681	9.384	383.60	594	76.3
November 2008	112	26,527,599	6.72	236,854	8.852	378.85	608	82.3
December 2008	1,052	253,438,361	64.20	240,911	8.471	381.76	616	83.0
January 2009	2	255,050	0.06	127,525	8.609	444.69	679	84.4
April 2009	1	187,500	0.05	187,500	4.875	352.00	629	75.0
May 2009	1	270,605	0.07	270,605	6.750	353.00	647	78.8
June 2009	1	349,533	0.09	349,533	4.250	354.00	635	80.0
August 2009	1	63,887	0.02	63,887	10.100	356.00	553	80.0
September 2009	3	354,916	0.09	118,305	9.809	357.00	628	71.1
October 2009	12	2,142,813	0.54	178,568	8.930	358.00	603	76.9
November 2009	61	8,813,969	2.23	144,491	8.697	360.89	627	78.8
December 2009	34	9,617,161	2.44	282,858	7.741	381.33	635	74.2
May 2011	1	259,000	0.07	259,000	6.750	353.00	651	42.1
June 2011	1	175,920	0.04	175,920	6.750	354.00	712	80.0
August 2011	2	511,591	0.13	255,796	6.344	356.00	646	66.9
September 2011	16	3,853,382	0.98	240,836	6.640	369.44	684	67.9
October 2011	18	4,355,402	1.10	241,967	6.783	367.78	682	64.4
November 2011	91	20,169,034	5.11	221,638	6.825	361.88	702	67.7
December 2011	212	51,488,609	13.04	242,871	6.972	364.07	684	74.8
August 2016	1	91,608	0.02	91,608	7.375	356.00	815	12.2
November 2016	1	200,000	0.05	200,000	6.250	359.00	718	37.0
Total/Avg./Wtd. Avg.	1,664	$394,786,731	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is July 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,767	$360,524,787	63.56%	$204,032	8.393%	386.99	603	80.2%
36	4	1,124,025	0.20	281,006	5.026	354.55	651	78.9
60	455	140,425,830	24.76	308,628	7.648	359.84	641	81.4
120	267	65,150,674	11.49	244,010	6.792	360.84	695	72.5
Total/Avg./Wtd. Avg.	2,493	$567,225,315	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	28	$9,329,155	0.88%	$333,184	8.304%	359.96	570	85.8%
2/28 6-month LIBOR	1,689	291,816,448	27.65	172,775	8.768	359.89	593	82.5
2/38 6-month LIBOR	560	136,164,535	12.90	243,151	8.339	479.91	589	79.5
2/28 6-month LIBOR - 60-month Interest Only	645	178,291,388	16.89	276,421	7.796	359.90	632	83.6
2/28 6-month LIBOR 40/30 Balloon	25	6,070,918	0.58	242,837	8.979	359.02	570	77.7
3/27 6-month LIBOR	159	24,331,608	2.31	153,029	8.821	359.41	600	79.0
3/37 6-month LIBOR	29	7,421,703	0.70	255,921	7.815	479.85	588	75.5
3/27 12-month LIBOR - 120-month Interest Only	8	1,821,250	0.17	227,656	6.492	359.25	682	65.6
3/27 12-month LIBOR - 36-month Interest Only	4	1,124,025	0.11	281,006	5.026	354.55	651	78.9
3/27 6-month LIBOR - 120-month Interest Only	7	1,506,464	0.14	215,209	7.299	358.88	726	81.9
3/27 6-month LIBOR - 60-month Interest Only	28	8,459,161	0.80	302,113	7.145	359.83	646	82.1
3/37 12-month LIBOR - 120-month Interest Only	1	400,000	0.04	400,000	7.125	480.00	758	63.3
3/27 6-month LIBOR 40/30 Balloon	2	782,394	0.07	391,197	8.796	359.51	602	79.6
5/25 6-month LIBOR	49	8,883,790	0.84	181,302	8.147	359.95	602	80.9
5/25 1-Year CMT	1	141,865	0.01	141,865	6.250	359.00	638	34.2
5/25 12-month LIBOR	18	3,296,195	0.31	183,122	6.826	359.39	681	66.8
5/35 12-month LIBOR	1	399,453	0.04	399,453	6.375	477.00	581	45.7
5/35 6-month LIBOR	25	5,421,195	0.51	216,848	7.729	479.75	630	77.8
5/25 12-month LIBOR - 120-month Interest Only	176	40,679,932	3.85	231,136	6.735	359.49	707	72.6
5/25 12-month LIBOR - 60-month Interest Only	37	8,622,244	0.82	233,034	6.778	359.01	715	63.9
5/25 6-month LIBOR - 120-month Interest Only	92	25,218,969	2.39	274,119	6.965	359.55	662	75.2
5/35 12-month LIBOR - 120-month Interest Only	1	355,000	0.03	355,000	6.500	478.00	640	42.8
5/25 6-month LIBOR 40/30-Year Fixed Balloon	1	139,955	0.01	139,955	9.990	358.00	639	100.0
10/20 12-month LIBOR - 120-month Interest Only	2	291,608	0.03	145,804	6.603	358.06	748	29.2
15-Year Fixed	53	6,174,064	0.58	116,492	8.366	179.84	589	70.2
15-Year Fixed - Credit Comeback	6	674,050	0.06	112,342	8.735	180.00	569	78.0
20-Year Fixed	24	3,655,906	0.35	152,329	8.055	239.93	591	69.2
25-Year Fixed	7	1,100,600	0.10	157,229	8.294	300.00	573	73.3
30-Year Fixed	1,054	187,237,318	17.74	177,645	8.005	359.93	603	77.6
30-Year Fixed - Credit Comeback	115	17,340,767	1.64	150,789	9.021	360.00	598	81.2
40-Year Fixed	204	46,305,086	4.39	226,986	7.678	479.93	598	76.7
40-Year Fixed - Credit Comeback	12	2,067,286	0.20	172,274	8.867	480.00	589	81.2
30-Year Fixed - 60-month Interest Only	96	28,985,512	2.75	301,932	7.161	359.92	629	78.4
30/15-Year Fixed Balloon	4	403,417	0.04	100,854	8.807	179.00	652	67.9
40/30-Year Fixed Balloon	4	490,221	0.05	122,555	9.100	359.57	532	76.4
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,971	$610,807,371	57.87%	$205,590	8.183%	359.79	618	81.3%
ARM 480	617	150,161,886	14.23	243,374	8.278	479.89	591	79.0
Fixed 180	63	7,251,531	0.69	115,104	8.425	179.81	591	70.8
Fixed 240	24	3,655,906	0.35	152,329	8.055	239.93	591	69.2
Fixed 300	7	1,100,600	0.10	157,229	8.294	300.00	573	73.3
Fixed 360	1,269	234,053,818	22.18	184,440	7.978	359.93	606	78.0
Fixed 480	216	48,372,372	4.58	223,946	7.729	479.93	598	76.9
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$25,000	(1)	$25,000	13.750%	360.00	564	100.0%
$25,000.01 - $50,000.00	41	1,995,544	0.19%	48,672	10.203	353.70	588	65.4
$50,000.01 - $75,000.00	347	21,935,941	2.08	63,216	9.865	355.14	597	79.4
$75,000.01 - $100,000.00	546	47,825,824	4.53	87,593	9.041	365.27	596	78.9
$100,000.01 - $150,000.00	1,227	153,513,298	14.55	125,113	8.636	370.86	605	80.4
$150,000.01 - $200,000.00	909	157,730,574	14.95	173,521	8.329	378.26	605	79.6
$200,000.01 - $250,000.00	683	153,492,382	14.54	224,733	8.178	384.33	607	79.5
$250,000.01 - $300,000.00	459	125,637,108	11.90	273,719	7.958	387.28	611	78.6
$300,000.01 - $350,000.00	343	111,046,918	10.52	323,752	7.708	387.14	610	80.8
$350,000.01 - $400,000.00	210	78,932,391	7.48	375,869	7.707	392.40	622	80.6
$400,000.01 - $450,000.00	149	63,455,780	6.01	425,878	7.806	378.69	628	81.9
$450,000.01 - $500,000.00	108	51,494,953	4.88	476,805	7.682	385.74	617	81.1
$500,000.01 - $550,000.00	54	28,334,375	2.68	524,711	7.431	382.26	617	80.3
$550,000.01 - $600,000.00	35	20,190,367	1.91	576,868	7.638	391.11	621	78.7
$600,000.01 - $650,000.00	21	13,095,610	1.24	623,600	7.396	388.83	612	84.5
$650,000.01 - $700,000.00	11	7,434,919	0.70	675,902	7.348	370.98	626	82.6
$700,000.01 - $750,000.00	7	5,075,500	0.48	725,071	8.085	359.86	629	73.3
$750,000.01 - $800,000.00	6	4,659,000	0.44	776,500	7.564	379.92	616	78.4
$800,000.01 - $850,000.00	1	816,000	0.08	816,000	9.100	360.00	740	80.0
Greater than $900,000.00	9	8,712,000	0.83	968,000	7.208	373.32	619	67.8
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%
____________
(1)	Less than 0.01%.

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	73	$10,780,145	1.02%	$147,673	8.948%	369.03	597	84.9%
Alaska	16	2,925,050	0.28	182,816	8.110	386.93	598	79.7
Arizona	232	47,440,068	4.49	204,483	8.276	388.79	612	79.1
Arkansas	29	3,535,780	0.34	121,923	9.129	364.30	593	88.3
California	763	252,507,115	23.93	330,940	7.353	389.66	622	77.0
Colorado	78	14,822,764	1.40	190,035	8.172	384.66	628	82.2
Connecticut	75	16,551,355	1.57	220,685	8.373	390.03	601	80.7
Delaware	17	2,515,042	0.24	147,944	8.361	367.44	608	78.4
District of Columbia	16	3,960,350	0.38	247,522	8.328	387.00	606	71.4
Florida	720	142,313,926	13.48	197,658	8.211	381.62	613	79.2
Georgia	248	39,457,675	3.74	159,104	8.878	374.50	610	84.2
Hawaii	16	5,238,450	0.50	327,403	7.520	392.79	620	76.0
Idaho	42	6,781,104	0.64	161,455	8.166	378.95	595	82.5
Illinois	196	39,215,068	3.72	200,077	8.634	384.18	616	81.8
Indiana	85	9,617,446	0.91	113,146	9.271	354.56	592	86.9
Iowa	20	2,220,594	0.21	111,030	9.502	366.06	607	89.7
Kansas	20	2,117,880	0.20	105,894	8.888	363.46	617	85.9
Kentucky	28	3,337,908	0.32	119,211	8.583	374.99	599	89.2
Louisiana	58	7,693,519	0.73	132,647	9.020	357.96	602	88.2
Maine	17	2,170,963	0.21	127,704	8.922	359.93	602	79.7
Maryland	133	32,215,901	3.05	242,225	8.024	389.07	602	79.1
Massachusetts	100	24,282,415	2.30	242,824	8.145	370.33	598	78.5
Michigan	162	19,785,891	1.87	122,135	9.115	366.75	604	83.3
Minnesota	43	6,701,747	0.63	155,855	8.431	374.48	610	80.7
Mississippi	31	4,130,876	0.39	133,254	8.437	362.07	595	82.6
Missouri	110	12,213,762	1.16	111,034	9.224	371.94	601	87.4
Montana	12	2,777,890	0.26	231,491	8.762	369.55	584	81.0
Nebraska	8	737,250	0.07	92,156	8.833	379.41	597	87.0
Nevada	85	21,012,101	1.99	247,201	7.986	387.01	615	83.2
New Hampshire	25	5,394,576	0.51	215,783	8.068	366.32	567	77.2
New Jersey	158	42,448,531	4.02	268,662	8.233	377.71	604	79.4
New Mexico	29	4,993,605	0.47	172,193	8.745	378.96	597	83.5
New York	169	50,840,550	4.82	300,832	7.912	380.31	604	76.8
North Carolina	94	12,951,617	1.23	137,783	8.914	370.04	608	83.0
North Dakota	5	625,460	0.06	125,092	10.405	370.06	541	87.0
Ohio	101	11,181,019	1.06	110,703	9.118	371.16	601	85.1
Oklahoma	42	4,311,516	0.41	102,655	8.968	357.03	594	85.9
Oregon	64	13,238,998	1.25	206,859	7.927	401.97	597	79.4
Pennsylvania	167	22,946,627	2.17	137,405	8.792	366.92	589	82.5
Rhode Island	10	2,296,050	0.22	229,605	9.197	384.41	583	82.1
South Carolina	38	4,839,355	0.46	127,351	8.935	361.45	593	80.7
South Dakota	2	244,710	0.02	122,355	10.086	360.00	633	81.3
Tennessee	99	11,696,786	1.11	118,149	8.747	366.63	600	84.4
Texas	291	37,093,861	3.51	127,470	8.413	356.75	612	81.1
Utah	64	12,857,643	1.22	200,901	8.005	370.72	630	82.7
Vermont	6	1,192,800	0.11	198,800	8.479	374.94	595	74.6
Virginia	156	35,095,867	3.33	224,974	7.907	380.89	607	77.4
Washington	142	32,299,831	3.06	227,464	8.070	387.08	606	81.2
West Virginia	19	1,952,176	0.18	102,746	9.532	365.98	579	86.4
Wisconsin	47	6,607,968	0.63	140,595	9.068	361.96	600	85.2
Wyoming	6	1,233,903	0.12	205,651	7.698	401.76	587	83.0
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	247	$41,141,099	3.90%	$166,563	7.628%	378.91	602	40.8%
50.01 - 55.00	90	17,029,571	1.61	189,217	7.435	389.01	599	52.8
55.01 - 60.00	132	28,444,436	2.70	215,488	7.719	382.73	589	57.9
60.01 - 65.00	216	47,259,193	4.48	218,793	7.577	392.90	591	63.0
65.01 - 70.00	269	54,507,552	5.16	202,630	7.848	383.54	587	68.6
70.01 - 75.00	338	72,204,997	6.84	213,624	8.020	382.17	587	73.7
75.01 - 80.00	1,654	341,694,521	32.38	206,587	7.877	376.94	633	79.6
80.01 - 85.00	577	123,949,558	11.74	214,817	8.289	383.71	586	84.1
85.01 - 90.00	912	194,093,222	18.39	212,822	8.290	383.08	611	89.4
90.01 - 95.00	450	84,843,718	8.04	188,542	9.058	378.11	608	94.7
95.01 - 100.00	282	50,235,616	4.76	178,140	9.168	374.90	621	99.8
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	244	$40,412,199	3.83%	$165,624	7.637%	379.06	602	40.7%
50.01 - 55.00	91	17,517,985	1.66	192,505	7.430	388.16	599	52.5
55.01 - 60.00	126	26,888,822	2.55	213,403	7.767	384.07	586	57.8
60.01 - 65.00	212	45,722,147	4.33	215,671	7.593	392.81	590	63.0
65.01 - 70.00	260	52,325,212	4.96	201,251	7.891	383.96	584	68.5
70.01 - 75.00	312	67,372,124	6.38	215,936	8.069	382.96	581	73.6
75.01 - 80.00	670	142,520,276	13.50	212,717	8.004	384.11	596	79.1
80.01 - 85.00	575	123,952,202	11.74	215,569	8.284	383.69	586	84.1
85.01 - 90.00	937	199,846,363	18.94	213,283	8.256	382.56	613	89.0
90.01 - 95.00	479	92,128,700	8.73	192,335	8.892	378.04	614	93.5
95.01 - 100.00	1,261	246,717,454	23.38	195,652	8.082	372.55	651	83.9
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	5	$1,645,695	0.16%	$329,139	3.584%	358.82	734	79.8%
4.001 - 4.500	2	665,920	0.06	332,960	4.369	355.90	658	80.0
4.501 - 5.000	2	448,200	0.04	224,100	4.802	356.65	590	77.3
5.001 - 5.500	15	5,617,882	0.53	374,525	5.456	373.91	657	72.3
5.501 - 6.000	36	12,620,645	1.20	350,573	5.869	378.74	640	76.4
6.001 - 6.500	252	77,620,841	7.35	308,019	6.359	380.50	644	72.3
6.501 - 7.000	554	143,583,051	13.60	259,175	6.830	378.80	640	75.3
7.001 - 7.500	658	161,467,817	15.30	245,392	7.319	380.07	626	78.0
7.501 - 8.000	725	151,711,901	14.37	209,258	7.804	380.34	610	79.7
8.001 - 8.500	613	118,251,624	11.20	192,906	8.312	384.14	605	81.4
8.501 - 9.000	715	134,354,929	12.73	187,909	8.789	383.82	596	83.1
9.001 - 9.500	471	84,713,559	8.03	179,859	9.290	382.80	589	82.8
9.501 - 10.000	497	80,763,552	7.65	162,502	9.791	383.78	579	84.6
10.001 - 10.500	257	36,894,393	3.50	143,558	10.289	374.03	574	84.8
10.501 - 11.000	187	23,607,694	2.24	126,244	10.787	372.97	570	86.0
11.001 - 11.500	87	10,452,476	0.99	120,143	11.299	371.33	569	85.0
11.501 - 12.000	58	6,383,382	0.60	110,058	11.797	363.52	564	86.4
12.001 - 12.500	26	4,192,349	0.40	161,244	12.327	373.08	549	83.4
12.501 - 13.000	3	141,750	0.01	47,250	12.667	360.00	564	89.7
13.501 - 14.000	4	265,825	0.03	66,456	13.642	360.00	529	89.1
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	3,848	$754,783,340	71.52%	$196,150	8.152%	380.80	605	79.8%
Planned Unit Development	796	182,466,898	17.29	229,230	8.130	380.29	616	81.1
Low-Rise Condominium	322	67,520,325	6.40	209,690	7.969	381.79	634	80.7
Two Family Home	134	31,525,337	2.99	235,264	8.023	384.31	630	76.5
Three Family Home	20	7,094,594	0.67	354,730	8.014	375.76	637	77.2
High-Rise Condominium	22	5,603,117	0.53	254,687	8.292	364.78	651	74.4
Four Family Home	16	5,246,771	0.50	327,923	7.789	374.95	670	67.3
Manufactured Housing(1)	8	1,038,100	0.10	129,763	9.031	356.82	605	63.6
Condo Hotel	1	125,000	0.01	125,000	6.625	360.00	710	32.5
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,073	$656,312,153	62.19%	$213,574	8.079%	384.73	594	77.4%
Purchase	1,739	332,576,327	31.51	191,246	8.300	374.55	640	84.7
Refinance - Rate/Term	355	66,515,004	6.30	187,366	7.804	371.79	629	80.1
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	4,805	$993,654,505	94.15%	$206,796	8.116%	381.03	608	80.1%
Investment Property	301	48,879,489	4.63	162,390	8.485	377.27	661	77.4
Second Home	61	12,869,491	1.22	210,975	7.980	368.97	651	76.6
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	63	$7,251,531	0.69%	$115,104	8.425%	179.81	591	70.8%
181 - 300	31	4,756,506	0.45	153,436	8.111	253.83	587	70.2
301 - 360	4,240	844,861,189	80.05	199,260	8.126	359.83	615	80.4
Greater than 360	833	198,534,258	18.81	238,336	8.144	479.90	593	78.5
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,267	$619,467,872	58.69%	$189,614	8.063%	379.82	596	81.6%
Stated Income	1,595	367,434,990	34.81	230,367	8.502	385.82	617	78.9
Reduced	195	44,532,334	4.22	228,371	6.890	360.33	714	72.5
Full/Alternative	39	9,006,962	0.85	230,948	6.676	363.81	652	73.1
No Income/No Asset	27	5,960,799	0.56	220,770	6.704	367.29	705	53.3
No Ratio	20	3,748,964	0.36	187,448	6.890	359.18	723	63.5
Stated Income/Stated Asset	16	3,142,060	0.30	196,379	6.790	359.06	682	62.7
Preferred	8	2,109,504	0.20	263,688	4.270	358.81	735	72.8
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	12	$1,591,972	0.15%	$132,664	7.434%	359.59	808	61.2%
781 - 800	16	2,726,598	0.26	170,412	7.144	359.81	788	76.1
761 - 780	51	11,595,494	1.10	227,363	7.153	363.93	770	75.8
741 - 760	55	12,649,225	1.20	229,986	6.749	367.13	750	74.1
721 - 740	62	15,640,631	1.48	252,268	7.114	375.56	730	77.3
701 - 720	130	31,091,576	2.95	239,166	7.319	377.36	710	78.3
681 - 700	177	41,446,947	3.93	234,164	7.371	379.69	690	80.6
661 - 680	342	72,483,072	6.87	211,939	7.619	375.28	670	82.1
641 - 660	541	121,773,559	11.54	225,090	7.735	374.24	650	80.6
621 - 640	588	126,683,077	12.00	215,447	7.978	375.08	630	82.6
601 - 620	733	146,143,804	13.85	199,378	8.025	379.08	610	82.3
581 - 600	634	128,253,172	12.15	202,292	8.252	382.28	591	81.4
561 - 580	575	114,849,433	10.88	199,738	8.379	378.90	571	80.6
541 - 560	562	103,308,718	9.79	183,823	8.736	391.28	551	77.7
521 - 540	447	79,815,035	7.56	178,557	9.077	392.68	530	75.3
501 - 520	237	44,588,670	4.22	188,138	9.118	398.35	511	71.1
500 or Less	5	762,500	0.07	152,500	8.124	360.00	500	59.7
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	4,232	$868,130,994	82.26%	$205,135	8.053%	378.17	621	81.4%
A-	293	65,639,932	6.22	224,027	8.382	385.37	569	77.1
B	365	72,158,100	6.84	197,693	8.457	399.11	564	74.1
C	226	41,362,322	3.92	183,019	8.693	390.92	559	67.4
C-	13	2,177,635	0.21	167,510	9.177	388.49	556	60.8
D	38	5,934,500	0.56	156,171	8.610	402.32	542	57.9
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,542	$306,673,312	29.06%	$198,880	8.417%	376.02	616	79.0%
12	288	79,422,876	7.53	275,774	8.012	382.17	625	76.8
24	2,047	423,539,264	40.13	206,907	8.172	386.35	604	82.3
36	534	98,945,713	9.38	185,292	7.909	375.25	615	77.6
60	756	146,822,319	13.91	194,209	7.631	377.09	609	78.1
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	28	$9,329,155	1.23%	$333,184	8.304%	359.96	570	85.8%
19 - 24	24	2,919	612,343,289	80.47	209,778	8.392	386.57	603	82.1
25 - 31	29	3	807,638	0.11	269,213	5.233	353.20	638	78.5
32 - 37	36	235	45,038,968	5.92	191,655	8.150	380.37	616	78.5
38 or Greater	60	403	93,450,208	12.28	231,886	6.998	367.43	679	73.0
Total/Avg./Wtd. Avg.		3,588	$760,969,258	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000 or Less	1	$200,000	0.03%	$200,000	10.125%	360.00	539	47.6%
2.001 - 3.000	300	67,863,222	8.92	226,211	6.798	361.72	700	69.9
3.001 - 4.000	23	4,124,955	0.54	179,346	8.465	376.90	621	78.6
4.001 - 5.000	79	15,456,553	2.03	195,653	8.092	387.36	617	79.9
5.001 - 6.000	312	63,752,308	8.38	204,334	8.094	391.02	606	78.7
6.001 - 7.000	2,259	482,043,404	63.35	213,388	8.200	385.87	606	81.8
7.001 - 8.000	561	117,225,039	15.40	208,957	8.979	381.40	599	84.2
8.001 - 9.000	48	9,438,627	1.24	196,638	9.235	392.87	601	85.6
9.001 - 10.000	3	608,800	0.08	202,933	10.596	359.64	593	84.4
10.001 - 11.000	2	256,350	0.03	128,175	10.994	360.00	515	81.2
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.226%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
8.001 - 9.000	1	$282,420	0.04%	$282,420	3.990%	358.00	716	80.0%
9.001 - 10.000	4	1,363,275	0.18	340,819	3.500	358.99	738	79.7
10.001 - 10.500	2	665,920	0.09	332,960	4.369	355.90	658	80.0
10.501 - 11.000	3	570,000	0.07	190,000	5.546	357.12	633	51.1
11.001 - 11.500	53	11,691,740	1.54	220,599	6.341	366.95	688	51.8
11.501 - 12.000	118	27,510,897	3.62	233,143	6.823	359.48	710	74.0
12.001 - 12.500	90	21,408,761	2.81	237,875	6.688	364.91	694	74.8
12.501 - 13.000	69	19,669,983	2.58	285,072	6.384	373.82	657	74.8
13.001 - 13.500	141	42,943,034	5.64	304,561	6.596	384.17	637	78.1
13.501 - 14.000	261	68,498,096	9.00	262,445	6.985	386.87	622	78.8
14.001 - 14.500	369	95,677,012	12.57	259,287	7.447	385.52	619	80.2
14.501 - 15.000	510	111,082,594	14.60	217,809	7.957	385.05	611	80.9
15.001 - 15.500	426	85,822,273	11.28	201,461	8.455	390.88	601	82.0
15.501 - 16.000	539	106,260,351	13.96	197,144	8.912	385.02	593	83.5
16.001 - 16.500	330	63,327,698	8.32	191,902	9.375	384.34	588	83.9
16.501 - 17.000	301	52,416,214	6.89	174,140	9.822	389.10	580	85.2
17.001 - 17.500	168	24,572,359	3.23	146,264	10.327	379.16	579	85.0
17.501 - 18.000	106	14,429,656	1.90	136,129	10.786	379.71	573	86.7
18.001 - 18.500	45	5,742,681	0.75	127,615	11.313	377.82	578	89.0
18.501 - 19.000	32	3,735,526	0.49	116,735	11.787	371.69	564	85.0
19.001 - 19.500	16	3,009,192	0.40	188,075	12.363	380.14	559	89.2
Greater than 19.500	4	289,575	0.04	72,394	13.462	360.00	528	85.8
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.930%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	35	$10,421,531	1.37%	$297,758	8.435%	365.46	578	85.7%
1.500	2,626	557,288,390	73.23	212,219	8.321	386.80	604	82.1
2.000	22	5,139,693	0.68	233,622	6.646	367.33	668	67.6
2.980	1	214,000	0.03	214,000	9.520	360.00	532	55.6
3.000	614	123,397,794	16.22	200,974	8.437	382.71	607	81.0
3.060	1	96,866	0.01	96,866	11.065	359.00	543	85.0
5.000	243	54,527,732	7.17	224,394	6.769	361.03	706	70.2
6.000	46	9,883,251	1.30	214,853	6.965	358.87	707	69.9
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.050%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	547	$107,004,565	14.06%	$195,621	8.675%	381.97	602	81.3%
1.500	2,745	587,024,286	77.14	213,852	8.280	386.30	605	81.9
2.000	295	66,705,906	8.77	226,122	6.756	361.30	705	70.3
2.250	1	234,500	0.03	234,500	6.625	360.00	649	70.0
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.474%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	291	$65,597,958	8.62%	$225,423	6.739%	361.32	705	69.8%
3.001 - 4.000	6	1,272,750	0.17	212,125	7.047	359.41	702	69.5
4.001 - 5.000	8	1,672,964	0.22	209,121	6.976	359.18	704	79.6
5.001 - 6.000	42	14,956,093	1.97	356,097	5.753	376.63	645	76.8
6.001 - 7.000	329	94,388,822	12.40	286,896	6.663	386.73	627	78.4
7.001 - 8.000	803	196,308,272	25.80	244,469	7.584	385.23	616	80.5
8.001 - 9.000	952	193,592,281	25.44	203,353	8.583	388.81	600	82.8
9.001 - 10.000	732	133,511,832	17.54	182,393	9.525	386.16	586	83.9
Greater than 10.000	425	59,668,285	7.84	140,396	10.750	376.72	574	86.0
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.807%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
May 2007	1	$355,755	0.05%	$355,755	7.875%	359.00	529	80.0%
June 2007	27	8,973,400	1.18	332,348	8.321	360.00	571	86.0
August 2008	1	106,987	0.01	106,987	9.500	356.00	611	80.0
September 2008	10	1,913,055	0.25	191,305	9.421	357.00	594	82.2
October 2008	35	6,808,842	0.89	194,538	9.270	379.51	589	77.4
November 2008	255	53,098,629	6.98	208,230	8.764	383.85	598	81.3
December 2008	2,615	549,964,766	72.27	210,312	8.340	387.01	604	82.2
January 2009	3	451,010	0.06	150,337	9.040	407.89	661	82.5
April 2009	1	187,500	0.02	187,500	4.875	352.00	629	75.0
May 2009	1	270,605	0.04	270,605	6.750	353.00	647	78.8
June 2009	1	349,533	0.05	349,533	4.250	354.00	635	80.0
August 2009	1	63,887	0.01	63,887	10.100	356.00	553	80.0
September 2009	7	1,175,307	0.15	167,901	8.341	378.88	632	77.5
October 2009	17	2,541,767	0.33	149,516	9.081	358.00	601	77.6
November 2009	84	12,190,884	1.60	145,130	8.765	363.66	622	79.4
December 2009	126	29,067,124	3.82	230,691	7.798	389.45	615	78.2
May 2011	1	259,000	0.03	259,000	6.750	353.00	651	42.1
June 2011	1	175,920	0.02	175,920	6.750	354.00	712	80.0
August 2011	2	511,591	0.07	255,796	6.344	356.00	646	66.9
September 2011	16	3,853,382	0.51	240,836	6.640	369.44	684	67.9
October 2011	20	4,694,978	0.62	234,749	6.913	372.18	678	66.3
November 2011	94	20,728,600	2.72	220,517	6.833	364.42	701	68.0
December 2011	267	62,935,128	8.27	235,712	7.089	368.17	672	75.9
August 2016	1	91,608	0.01	91,608	7.375	356.00	815	12.2
November 2016	1	200,000	0.03	200,000	6.250	359.00	718	37.0
Total/Avg./Wtd. Avg.	3,588	$760,969,258	100.00%
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(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is April 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,070	$759,647,930	71.98%	$186,646	8.399%	388.74	596	79.9%
36	4	1,124,025	0.11	281,006	5.026	354.55	651	78.9
60	806	224,358,305	21.26	278,360	7.650	359.86	636	82.1
120	287	70,273,224	6.66	244,854	6.824	360.77	691	73.2
Total/Avg./Wtd. Avg.	5,167	$1,055,403,484	100.00%